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                                                                   EXHIBIT 4(xi)

                             CERTIFICATE OF TRUST
                        VIRGINIA POWER CAPITAL TRUST II


     THIS CERTIFICATE OF TRUST of Virginia Power Capital Trust II (the "Trust"), dated as of ___, 2000 is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del.
C. (S) 3801, et seq.).

     I.  Name.  The name of the business trust formed hereby is Virginia Power
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Capital Trust II.

     II. Delaware Trustee.  The name and business address of the trustee of the
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Trust with a principal place of business in the State of Delaware is Chase
Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.


     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Trust as of the date first-above written.


                                             CHASE MANHATTAN BANK DELAWARE,
                                             not in its individual capacity
                                             but solely as trustee of the Trust


                                             By:  ______________________________
                                                  Name:
                                                  Title: